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                                                                     EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of ImmunoGen, Inc. on Form S-8 (File Nos. 33-41534 and 33-73544) of our report dated September 1, 1995, on our audits of the consolidated financial statements of ImmunoGen, Inc. as of June 30, 1995 and 1994, and for each of the three years in the period ended June 30, 1995, which reports are included in the Annual Report on Form 10-K.





                                        /s/ COOPERS & LYBRAND L.L.P.
                                        ------------------------------
                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
September 28, 1995







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